UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: August 13, 2012

Date of earliest event reported: August 10, 2012

Warner Chilcott Public Limited Company

(Exact name of registrant as specified in its charter)

Ireland	0-53772	98-0626948
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Grand Canal Square, Docklands

Dublin 2, Ireland

(Address of principal executive offices, including zip code)

+353 1 897 2000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

Warner Chilcott plc (the “Company”) today announced the successful resolution of the Company’s patent dispute with Par Pharmaceutical, Inc. (“Par”) and EMET Pharmaceuticals LLC (“EMET”) relating to the Company’s ASACOL 400 mg product (“ASACOL 400”). The Company previously received a Paragraph IV certification notice letter from Par indicating that it had submitted to the U.S. Food and Drug Administration an Abbreviated New Drug Application (“ANDA”) seeking approval to manufacture and sell a generic version of ASACOL 400. The Company and Medeva Pharma Suisse AG (“Medeva”), the licensor of U.S. Patent No. 5,541,170 (the “‘170 Patent”) covering ASACOL 400, subsequently filed a patent lawsuit against Par and EMET, the original filer and assignor of the ANDA, in the U.S. District Court for the District of New Jersey alleging infringement of the ‘170 Patent. On August 9, 2012, pursuant to a joint stipulation of dismissal, Par informed the court that it no longer intends to seek approval to market a generic version of ASACOL 400 prior to the expiration of the ‘170 Patent in July 2013 and has converted its original Paragraph IV certification for the ‘170 Patent to a Paragraph III certification. As a result, the Company and Medeva’s action against Par and EMET was dismissed without prejudice.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WARNER CHILCOTT PUBLIC LIMITED COMPANY

By:	/s/ PAUL HERENDEEN
Name:	Paul Herendeen
Title:	Executive Vice President and Chief Financial Officer

Date: August 13, 2012

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